UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BNY MELLON ETF TRUST II

(Exact name of registrant as specified in its charter)

Massachusetts (State of incorporation or organization)	See Below (I.R.S. Employer Identification No.)

240 Greenwich Street

New York, New York 10286

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Exchange on which each Class is to be so registered	I.R.S. Employer Identification Number
BNY Mellon Emerging Markets Debt ETF	Cboe BZX Exchange, Inc.	41-4677681

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. ☐:

Securities Act registration statement file number to which this form relates: 333-280471

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares is set forth in Post-Effective Amendment No. 20 to BNY Mellon ETF Trust II’s (the “Registrant”) Registration Statement on Form N-1A (the “Registration Statement”) (Commission File Nos. 333-280471 and 811-23977), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0000030146-26-000310 on July 22, 2026, which description is incorporated by reference. Any form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares is also hereby incorporated herein by reference.

Item 2. Exhibits.

A.             Registrant’s Amended and Restated Declaration of Trust dated October 7, 2024 is incorporated herein by reference to Exhibit (a)(4) to Pre-Effective Amendment No. 1 to the Registrant’s registration statement on Form N-1A (File Nos. 333-280471 and 811-23977), as filed with the SEC via EDGAR Accession No. 0002025968-24-000011 on October 11, 2024.

B.             Registrant’s By-Laws, as amended August 12, 2025, are incorporated herein by reference to Exhibit (b)(2) to Post-Effective Amendment No. 11 to the Registrant’s registration statement on Form N-1A (File Nos. 333-280471 and 811-23977), as filed with the SEC via EDGAR Accession No. 0000030146-25-000063 on October 6, 2025.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BNY MELLON ETF TRUST II
Date: July 27, 2026
	By:	/s/ Lisa M. King
Lisa M. King Assistant Secretary